EXHIBIT 99
                  PRESS RELEASE OF CHESTERFIELD FINANCIAL CORP.




Contact: Michael E. DeHaan
         Chairman, President & CEO
         773.239.6000



                     CHESTERFIELD FINANCIAL CORP. ANNOUNCES
                        FIRST QUARTER EARNINGS - DIVIDEND

CHICAGO, October 30, 2003 - Chesterfield Financial Corp. (NASDAQ: CFSL), the parent company of Chesterfield Federal Savings and Loan Association of Chicago, today reported net income of $541,000, or $0.15 earnings per diluted share for the quarter ended September 30, 2003. Net income for the quarter was $228,000 less than net income for the quarter ended September 30, 2002 of $769,000, or $0.21 earnings per diluted share. The primary reason for the decrease was a $268,000 decrease in the Company's net interest income. Other income increased $40,000, primarily due to a $33,000 increase in insurance commissions. Operating expenses increased $108,000, including a $29,000 increase in administrative expenses at the parent company.

On October 21, 2003, the Board of Directors of the Company declared a quarterly dividend of $0.08 per share, to be paid on December 1, 2003, to stockholders of record as of November 14, 2003.

Comparison of Operating  Results for the Quarters  Ended  September 30, 2003 and
2002

Total interest income decreased by $873,000, or 20.1%, to $3.5 million for the quarter ended September 30, 2003, from $4.3 million for the quarter ended September 30, 2002. A decrease in yield on interest-earning assets to 3.96%, from 4.99% for the same quarter last year, and a change in the mix of interest-earning assets favoring shorter term, lower yielding interest-earning deposits, caused the decline in interest income.

Interest expense on deposits decreased by $605,000, or 36.3%, to $1.1 million for the quarter ended September 30, 2003, from $1.7 million for the same period in 2002. The decrease was primarily attributable to reductions in deposit rates paid, with the average cost of funds decreasing to 1.49% for the current period, from 2.39% for the same period last year, offset to some extent by a $5.0 million increase in the average balances of deposit accounts, primarily passbook savings and NOW accounts.

Net interest income decreased by $268,000, or 10.0%, to $2.4 million for the quarter ended September 30, 2003, from $2.7 million for the same period in 2002. The net interest rate spread decreased 13 basis points, to 2.47% in 2003, from 2.60% in 2002, while the net interest margin decreased 32 basis points, to 2.75% in 2003, from 3.07% in 2002. The ratio of average interest-earning assets to average interest-bearing liabilities was 123.58% in 2003, compared to 124.98% in 2002.

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Total  non-interest  income  increased  $40,000,  or 5.8%,  to $737,000  for the quarter ended September 30, 2003, compared to $697,000 for the same period last year. Insurance commissions generated by the Company's insurance subsidiary increased $33,000, to $617,000 in 2003, compared to $584,000 in 2002.

Total non-interest expenses increased $108,000, or 5.0%, to $2.3 million for the quarter ended September 30, 2003, from $2.2 million for the quarter ended September 30, 2002, due primarily to a $23,000 (1.7%) increase in salaries and benefits and a $79,000 (20.1%) increase in miscellaneous operating expenses that were primarily the result of increases in loan expenses, legal and accounting expenses, and administrative expenses at the parent company.

The annualized ratio of non-interest expense to average assets increased to 2.48% in 2003, compared to 2.39% in 2002, while the Company's efficiency ratio was 72.22% for the current quarter, compared to 64.14% for the same period last year.

The provision for income taxes of $333,000 for the quarter ended September 30, 2003, resulted in an effective tax rate of 38.09%, compared to a provision of $441,000 and a 36.45% effective tax rate for the same quarter last year. The increase in the effective income tax rate resulted primarily from increased state income taxes due to reduced amounts of U.S. Government and Agency interest income.

The Company's return on average assets for the quarter ended September 30, 2003, was 0.59%, compared to 0.85% for the quarter ended September 30, 2002. Return on average equity was 2.95% for the quarter ended September 30, 2003, compared to 4.14% for the same period last year.

Comparison of Financial Condition at September 30, 2003 and June 30, 2003

At September 30, 2003, total assets were $368.8 million, down $142,000 from $368.9 million at June 30, 2003. Cash and cash equivalents decreased $9.3 million, or 6.6%, to $132.3 million at September 30, 2003, compared to $141.6 million at June 30, 2003. Securities increased $13.1 million, or 24.7%, to $66.0 million at September 30, 2003, compared to $52.9 million at June 30, 2003, primarily because management invested in mortgage-backed securities to increase yield and to maintain adequate levels of qualifying mortgage loans for regulatory purposes.

Loans receivable at September 30, 2003, were $145.6 million, down $4.4 million, or 2.9%, from $150.0 million at June 30, 2003. The Company's non-performing loans were $363,000, or 0.25% of loans receivable as of September 30, 2003, compared to $258,000, or 0.17% of loans receivable as of June 30, 2003. The $1.3 million allowance for loan losses was 0.89% of loans receivable as of September 30, 2003, compared to 0.87% as of June 30, 2003.

Total deposits at September 30, 2003, were $283.2 million, up $1.1 million, or 0.4%, from $282.2 million at June 30, 2003. Passbook saving accounts increased $385,000, offset by a $385,000 decrease in time deposits, and NOW accounts increased $1.1 million since June 30, 2003.

Total stockholders' equity as of September 30, 2003, was $73.6 million, or 20.0% of total assets, compared to $73.3 million, or 19.9% of total assets at June 30, 2003. On November 25, 2002, the Company announced its intent to repurchase up to

                                       6
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188,000 shares of the Company's common stock.  There were no repurchases  during the quarter ended September 30, 2003. A total of 20,200 shares have been repurchased under this program. At September 30, 2003, there were 3,879,558 common shares outstanding with a book value of $18.98 per share.

This news release contains forward-looking statements that are subject to numerous assumptions, risk and uncertainties. Actual results could differ materially from those contained in or implied by such forward-looking statements for a variety of factors including: (1) developments in general economic conditions, including interest rate and currency fluctuations, market fluctuations and perceptions, and inflation; (2) changes in the economy which could materially change anticipated credit quality trends and the ability to generate loans and deposits; (3) a failure of the capital markets to function consistently within customary levels; (4) a delay in or an inability to execute strategic initiatives designed to grow revenues and/or manage expenses; (5) legislative developments, including changes in laws concerning taxes, banking, securities, insurance and other aspects of the industry; (6) changes in the competitive environment for financial services organizations and the Company's ability to adapt to such changes.











                                --TABLES FOLLOW--


CHESTERFIELD FINANCIAL CORP.
CONSOLIDATED CONDENSED BALANCE SHEETS (unaudited)
Dollars in thousands

Assets                                                            September 30,   June 30,
                                                                      2003          2003
--------------------------------------------------------------------------------------------
Cash and due from financial institutions                            $  11,394   $   8,843
Interest-earning deposits                                             119,749     127,994
Federal funds sold                                                      1,200       4,800
--------------------------------------------------------------------------------------------
Cash and cash equivalents                                             132,343     141,637
Securities available-for-sale                                          30,029      26,822
Securities held-to-maturity                                            36,005      26,117
Loans receivable, net of allowance for loan losses of $1,303 at
     September 30, 2003 and $1,304 at June 30, 2003                   145,629     150,022
Federal Home Loan Bank stock                                           18,862      18,563
Premises and equipment, net                                             2,330       2,415
Goodwill                                                                  452         452
Accrued interest receivable and other assets                            3,117       2,881
--------------------------------------------------------------------------------------------

Total assets                                                        $ 368,767   $ 368,909
============================================================================================

Liabilities and Stockholders' Equity
Liabilities
Deposits                                                               $ 283,248   $ 282,175
Advance payments by borrowers for taxes and insurance                        511       2,203
Accrued expenses and other liabilities                                    11,368      11,222
--------------------------------------------------------------------------------------------

Total liabilities                                                        295,127     295,600
--------------------------------------------------------------------------------------------

Stockholders' Equity

Preferred stock, $.01 par value per share, 1,000,000 shares
authorized, no shares issued and outstanding                                  --          --
Common stock, $.01 par value per share, 7,000,000 shares authorized;          43          43
4,304,738 shares issued; and 3,879,558 shares outstanding at
September 30, 2003 and June 30, 2003
Additional paid-in capital                                                42,463      42,399
Retained earnings                                                         43,528      43,263
Unearned ESOP shares                                                      (2,779)     (2,833)
Unearned RRP shares                                                       (1,801)     (1,942)
Treasury stock, at cost, 425,180 shares                                   (7,797)     (7,797)
Accumulated other comprehensive income                                       (17)        176
--------------------------------------------------------------------------------------------

Total stockholders' equity                                                73,640      73,309
--------------------------------------------------------------------------------------------

Total liabilities and stockholders' equity                             $ 368,767   $ 368,909
============================================================================================


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



CHESTERFIELD FINANCIAL CORP.
CONSOLIDATED CONDENSED STATEMENTS OF INCOME (unaudited)
Dollars in thousands, except share data

                                                               For the three months ended
                                                                      September 30,
--------------------------------------------------------------------------------------------
                                                                        2003         2002
--------------------------------------------------------------------------------------------
Interest income and dividend income
Loans, including fees                                                  $ 2,396     $ 2,875
Securities                                                                 460         875
Interest-earning deposits                                                  298         347
Federal Home Loan Bank stock dividends                                     298         221
Other interest income                                                       17          24
--------------------------------------------------------------------------------------------
Total interest and dividend income                                       3,469       4,342
Interest expense on deposits                                             1,060       1,665
--------------------------------------------------------------------------------------------
Net interest income before provision for loan losses                     2,409       2,677
Provision for loan losses                                                   --          --
--------------------------------------------------------------------------------------------
Net interest income after provision for loan losses                      2,409       2,677
Non-interest income
Insurance commissions                                                      617         584
Service charges on deposit accounts                                         74          70
Other                                                                       46          43
--------------------------------------------------------------------------------------------
Total non-interest income                                                  737         697
Non-interest expense
Salaries and employee benefits                                           1,369       1,346
Occupancy                                                                  198         194
Equipment                                                                  104         115
Data processing                                                             96          83
Federal deposit insurance                                                   33          33
Other                                                                      472         393
--------------------------------------------------------------------------------------------
Total non-interest expense                                               2,272       2,164

--------------------------------------------------------------------------------------------
Income before income taxes                                                 874       1,210
Income tax expense                                                         333         441
--------------------------------------------------------------------------------------------
Net income                                                             $   541     $   769
--------------------------------------------------------------------------------------------
Basic earnings per share                                               $  0.16     $  0.21
--------------------------------------------------------------------------------------------
Diluted earnings per share                                             $  0.15     $  0.21
--------------------------------------------------------------------------------------------
Cash dividends per share                                               $  0.08     $    --
--------------------------------------------------------------------------------------------

CHESTERFIELD FINANCIAL CORP.
FINANCIAL HIGHLIGHTS (unaudited)
Dollars in thousands, except share data
                                                       September 30,   June 30,
                                                           2003          2003
                                                    ----------------------------
Selected Financial Highlights:
------------------------------
  Total assets                                          $   368,767   $  368,909
  Interest-earning assets                                   351,874      354,318
  Loans receivable, net                                     145,629      150,022
  Deposits                                                  283,248      282,175
  Non-performing loans                                          363          258
  Allowance for loan losses                                   1,303        1,304
  Total stockholders' equity                                 73,640       73,309
  Shares outstanding - actual number                      3,879,558    3,879,558
  Book value per share                                  $     18.98   $    18.90

Asset Quality Ratios:
---------------------
  Non-performing loans to loans receivable, net                0.25%        0.17
  Allowance for loan losses to non-performing loans            3.59x        5.05
  Allowance for loan losses to loans receivable, net           0.89%        0.87


                                                    ----------------------------
                                                     For the three months ended
                                                    ----------------------------
                                                    September 30,  September 30,
                                                          2003          2002
                                                    ----------------------------
Selected Operating Ratios:
--------------------------
     Return on average assets                           0.59%          0.85%
     Return on average equity                           2.95%          4.14%
     Interest rate spread                               2.47%          2.60%
     Net interest margin                                2.75%          3.07%
      Average interest-earning assets
         to average interest-bearing liabilities      123.58%        124.98%
     Non-interest expense to average assets             2.48%          2.39%
     Efficiency ratio                                  72.22%         64.14%
      Dividend payout ratio                            50.00%            --

Stock price this period:
------------------------
      High                                          $  23.15       $  18.43
      Low                                              21.01          17.70
      Close                                            22.90          18.21